               CONVERTIBLE SUBORDINATED NOTE AND WARRANT PURCHASE
                                    AGREEMENT


     This Convertible Subordinated Note and Warrant Purchase Agreement (this "Agreement") is made and entered into as of January 15, 1999 by and among NetZero, Inc., a California corporation (the "Company"), and the entities listed on Exhibit A attached hereto (the "Purchasers").

     The Company desires to issue and sell and the Purchasers desire to purchase promissory notes in the form attached hereto as EXHIBIT B (the "Notes") and warrants to purchase shares of capital stock of the Company in the form attached hereto as EXHIBIT C (the "Warrants") as further described herein.

     In consideration of the mutual promises contain herein, the parties agree as follows:

     1. Sale of Notes and Warrants:

        1.1 COMMITMENT. Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase from the Company and the Company agrees to sell and issue to the Purchasers the Notes and the Warrants. The purchase price of each Note shall be equal to 100% of the principal amount of such Note as specified on the Schedule of Purchasers attached hereto as EXHIBIT A and the purchase price of the Warrant to be issued to each Purchaser shall be as specified on the Schedule of Purchasers, for a purchase price for each Warrant of $0.01 per share issuable upon exercise of the Warrant, which amount the parties have determined in good faith, after consultation with their advisors, to be the fair value of each Warrant. For purposes of this Agreement, an "Equity Financing" shall have the meaning given to it in the Note.

        1.2 CLOSING. The closing of the purchase and sale of the Notes and the Warrants hereunder shall be made pursuant to one or more closings (each of which is a "Closing") held within 60 days of the date hereof, with the first such closing to be held at the offices of the Company, at 10:00 a.m. on January 15, 1999 (the "First Closing') or at such other time and place as the parties shall agree (the date of a Closing is hereinafter referred to as a "Closing Date"). At the Closing, the Company shall deliver to each Purchaser the Note and the Warrant to be purchased by such Purchaser against payment of the purchase price for the Note and the Warrant by cash, check or wire transfer to a bank account designated by the Company. Any person or entity who purchases any Notes or Warrants after the First Closing shall become a party to this Agreement and shall be added to the list of purchasers. The Company's agreements with each of the Purchasers are separate agreements and the sale of the Notes and the Warrants to each Purchaser are separate sales.

     2. PURCHASE OF STOCK:

        2.1 EQUITY FINANCING. If an Equity Financing is completed on or before June 30, 1999, (a) up to the total amount of the unpaid principal amount of the Note and any accrued but unpaid interest will automatically be converted into shares of the Company's capital stock (the "New Stock") sold in the Financing upon the terms and conditions set forth in the Note and (b) at the closing of an Equity Financing, each Purchaser will execute a stock purchase agreement substantially similar to that executed by other purchasers of the New Stock in an Equity Financing. If the Company does not complete an Equity Financing on or before June 30, 1999,
(x) the unpaid principal amount of the Note and any accrued but unpaid interest will automatically be converted into shares of the Company's Series B Preferred Stock in the' manner set forth in the Note attached hereto as EXHIBIT B.

          2.2 CONDITIONS TO CLOSING; REGISTRATION RIGHTS. The obligations of the Company to issue shares of New Stock and the obligations of each Purchaser to purchase such stock as described in Section 2.1 above are subject to the conditions that:

               (a) The Company shall have obtained all requisite approvals of and made all required filings with applicable federal and state securities and corporate law authorities;

               (b) The Company shall have obtained all appropriate Board and stockholder consents, waivers and approvals required in connection with the transaction;

               (c) Each Purchaser and the Company shall have executed a stock purchase agreement covering the sale of shares of New Stock substantially similar to that executed by the other purchasers in the Equity Financing; and

               (d) Such stock purchase agreement shall grant each Purchaser rights with respect to registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of New Stock or of shares of Common Stock issued or issuable to such Purchaser upon conversion of the New Stock, as the case may be, issued upon conversion of such Purchaser's Note, which registration rights shall be substantially identical to those granted to the other purchasers in the Equity Financing.

        2.3 BEST EFFORTS. The Company and the Purchasers will use their best efforts promptly to fulfill all of the conditions described in Section 2.2 above.

        2.4 ISSUANCE OF SECURITIES ON CONVERSION. As soon as practicable after conversion of each Note, the Company at its expense will cause to be issued in the name of and delivered to the holder of the Note, a certificate or certificates for the number of fully paid and non-assessable shares of New Stock of the Company to which that holder shall be entitled on such conversion, together with any other securities and property to which the holder is entitled on conversion under the terms of this Agreement. No fractional shares will be issued on conversion of the Note. If on conversion of the Note a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable conversion price.

     3. REPRESENTATIONS OF THE PURCHASERS:

        Each Purchaser hereby represents and warrants to the Company that:

        3.1 AUTHORIZATION. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

        3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT; ACCREDITED INVESTOR. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that (i) the Notes, the Warrants, the Preferred Stock issuable upon conversion of the Notes and exercise of the Warrants and the Common Stock issuable upon conversion of the Preferred Stock (collectively the "Securities") to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same and (ii) that the Purchaser is an "accredited investor" as such term is defined under the Securities Act. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. Either (i) the Purchaser has not been formed for the specific purpose of acquiring the Securities or (ii) if the Purchaser has been formed for the specific purpose of acquiring the Securities, each person or entity that has an interest in the Purchaser is an accredited investor.

        3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

        3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the

Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

        3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

        3.6 LEGENDS. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        3.7 LEGAL ADVICE. The Purchaser has had the opportunity to consult with his or her counsel regarding the matters relevant to this Agreement and the transactions contemplated hereby.

     4. GENERAL PROVISIONS:

        4.1 ENTIRE AGREEMENT. This Agreement, together with its exhibits, re resents the entire agreement between the Company and the Purchasers, supersedes all prior agreements and understandings, and this Agreement and the Notes and Warrants issued hereunder may only be amended in writing signed by the Company and the holders of over fifty percent (50%) of the indebtedness represented by the Notes. Furthermore, the terms and provisions of a Note or Warrant may not be amended in a manner different than any other Note or Warrant, as applicable, without the written consent of the holder of such Note or Warrant and that of the holders of over fifty percent (50%) of the indebtedness represented by the Notes. Any amendment or waiver of this Agreement, the Notes or Warrants effected in accordance with this Agreement shall be binding upon each Purchaser under this Agreement.

        4.2 ASSIGNMENT. This Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties (including without limitation any successor corporation to the Company). The rights of each Purchaser under this Agreement may not be assigned without the written consent of the Company.

        4.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California.

        4.4 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or transmitted by telex or facsimile, or, if sent within the U.S., mailed by first-class mail, postage prepaid, addressed (i) if to a Purchaser, at the Purchaser's address set forth below its signature, or at such other address as the Purchaser shall have furnished to the Company in writing, or (ii) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing. All notices shall be deemed effectively delivered upon delivery or transmission or three days after mailing.

        4.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                            [SIGNATURE PAGES FOLLOW]

     The parties hereto have executed this Agreement as of the day and year first set forth above.

                                    COMPANY:

                                    NETZER0, INC.

                                    By: /s/ Ronald T. Burr
                                       ----------------------------------
                                       Ronald T. Burr, President and
                                       Chief Executive Officer

                                    Address:  31416 Agoura Road, Suite 150
                                              Westlake Village, CA 91362




                         SIGNATURE PAGE TO NETZERO, INC.
               CONVERTIBLE SUBORDINATED NOTE AND WARRANT PURCHASE
                                    AGREEMENT

                                    PURCHASERS:

                                    IDEALAB! CAPITAL PARTNERS I-A, L.P.


                                    By: /s/ William S. Elkus
                                        --------------------------------
                                    Name: William S. Elkus

                                    Title: Manacuna Member,
                                    idealab! Capital Management I, LLC,
                                    General Partner of idealab!
                                    Capital Partners I-A, LP

                                    IDEALAB! CAPITAL PARTNERS I-B, L.P.


                                    By: /s/ William S. Elkus
                                        ---------------------------------
                                    Name: William S. Elkus

                                    Title: Managing Member,
                                    idealab! Capital Management I, LLC,
                                    General Partner of idealab!
                                    Capital Partners I-B, LP




                         SIGNATURE PAGE TO NETZERO, INC.
               CONVERTIBLE SUBORDINATED NOTE AND WARRANT PURCHASE
                                    AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                               DOLLAR AMOUNT
            NAME                               OF INVESTMENT
-----------------------------------        ---------------------
idealab! Capital Partners I-A, LP                 $22,360.00
idealab! Capital Partners I-B, LP                 $77,640.00

TOTAL:                                           $100,000.00

                                    EXHIBIT B

                       FORM OF CONVERTIBLE PROMISSORY NOTE

THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

-------------------------------------------------------------------------------

                                                               JANUARY 15, 1999
                                                   WESTLAKE VILLAGE, CALIFORNIA

                                  NETZERO, INC.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         FOR THE VALUE RECEIVED, NetZero, Inc., a California corporation (the "Company"), promises to pay to _______________________________________________
("Holder"), the principal sum of $___________. Interest shall accrue from the date of this note on the unpaid principal amount at the rate of eight percent (8.00%) per annum until paid, compounded annually. Such principal amount, together with accrued but unpaid interest, shall be payable on demand by the Holder of this Note after June 30, 1999, except as otherwise set forth below or unless earlier converted in accordance with Section 2 of this Note. Any term not otherwise defined herein shall have the meaning given to it in that certain Convertible Subordinated Promissory Note Purchase Agreement dated as of the date hereof.

         1. PAYMENT. All payments shall be made in lawful tender of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

         2. AUTOMATIC CONVERSION. Notwithstanding the foregoing, if the Company consummates an equity financing (in one or a series of closings) after the date of this Note but on or prior to June 30, 1999 resulting in gross aggregate proceeds to the Company of at least Two Million Dollars ($2,000,000) (an "Equity Financing"), then the unpaid principal amount of the Note and any accrued but unpaid interest shall be automatically converted into fully paid and nonassessable shares of the Company's capital stock (the "New Stock") sold in such financing. The number of shares of New Stock to be issued upon such automatic conversion shall be equal to the quotient obtained by dividing (x) the unpaid principal amount of this Note plus any accrued but unpaid interest by (y) the price per share of the shares of New Stock. Any New Stock to be issued to the Holder shall have the same rights preferences and privileges as those applicable to shares issued in the Equity Financing.

         If an Equity Financing is not consummated on or prior to June 30, 1999, then the unpaid principal amount of the Note and any accrued but unpaid interest shall be automatically converted into fully paid and nonassessable shares of the Company's Series B Preferred Stock ("SERIES B PREFERRED STOCK"), which shall have rights, preferences and privileges identical to those of the Company's Series A Preferred, which shall be as set forth in the Company's Certificate of Incorporation. The number of shares of Series B Preferred Stock to be issued upon such automatic conversion shall be equal to the quotient obtained by dividing (a) the unpaid principal amount of this Note plus any accrued but unpaid interest by (b) $0.2222 (as appropriately adjusted for stock splits, stock dividends, combinations and the like).

         3. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

            3.1 SENIOR INDEBTEDNESS. As used in this Note, the term "SENIOR INDEBTEDNESS" shall mean the principal of and unpaid accrued interest on (i) indebtedness of the Company or with respect to which the Company is a guarantor, to banks, insurance companies, lease financing institutions or other financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company (whether or not secured) in the ordinary course of business, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

            3.2 DEFAULT ON SENIOR INDEBTEDNESS. If there re should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filled with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within 90 days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

            3.3 EFFECT OF SUBORDINATION. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            3.4 SUBROGATION. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 3 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 3 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

            3.5 UNDERTAKING. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 3. The provisions of this Paragraph 3 shall bind any successors or assignees of Holder and shall benefit any successors or assigns of Bank, and, if the Company refinances a portion of the Senior Debt with a new lender, such new lender shall be deemed a successor of Bank for the purposes of this Paragraph 3. This Paragraph 3 is solely for the benefit of Holder and Bank and not for the benefit of the Company or any other party. The provisions of this Paragraph 3 may be amended only by written instrument signed by Holder and Bank. In the event of any legal action to enforce the rights of a party under this Paragraph 3, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         4. MISCELLANEOUS.

            4.1 COSTS. If action is instituted to collect this Note by Holder, the Company hereby agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

            4.2 DELAY. No extension of time for payment of any amount owing hereunder shall affect the liability of the Company for payment of the indebtedness evidenced hereby. No delay by the Holder or any holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

            4.3 WAIVER AND AMENDMENT. No waiver or modification of the terms of this Note shall be valid without the written consent of the holders of over fifty percent (50%) of the indebtedness represented by this Note and all other Notes issued by the Company pursuant to the Note Agreement; provided, however, that any such waiver or modification of Paragraph 3 shall require the written consent of any holder of Senior Indebtedness and provided, further, that the terms and provisions of this Note shall not be amended in a manner different than any other Note without the consent of the Holder and of the holders of over fifty percent (50%) of the indebtedness represented by all Notes issued by the Company pursuant to the Note Agreement.

            4.4 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into between California residents wholly to be performed in California.

            4.5 SEVERABILITY. In case any provision contained herein (or part thereof) shall for any, reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

            4.6 NOTICE. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

                  To Holder at:             idealab! Capital Partners
                                            130 W. Union Street
                                            Pasadena, CA 91103

                  To Company at:            NetZero, Inc.
                                            416 Agoura Road, Suite 150
                                            Westlake Village, CA 91362
                                            Attention: President

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section 4.6.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer as of the date first above written.

                                   COMPANY:

                                   NETZERO, INC.


                                   By:
                                       ----------------------------------




                                   HOLDER:

                                   By:
                                       ----------------------------------
                                   Name:
                                         --------------------------------
                                   Title:
                                          -------------------------------

                                    EXHIBIT C

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. WB- I                                    Number of Shares: _______
Date of Issuance: January 15, 1999                   Subject To Adjustment in
                                                     The Manner Described Below

                                  NETZERO, INC.

                             STOCK PURCHASE WARRANT

         NetZero, Inc., a California corporation (the "COMPANY") for value received, hereby certifies that ___________________________________ or its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the earliest December 31, 2002, (ii) the closing of the Company's sale of all or substantially all of its as assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition, possess a minority of the voting power of the acquiring entity immediately following such acquisition, or (iii) the closing of the initial public offering of the Company's Common Stock pursuant a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at a price per share equal to the Purchase Price (as defined below) that number of shares of Preferred Stock (as defined below) equal to the quotient obtained by dividing (A) the product of (x) one tenth of the total original principal dollar amount represented by the Note and (y) one (1) plus the number of full monthly periods, up to a maximum of 5 of such periods, that have expired from and after January 1, 1999 prior to the consummation of an Equity Financing by (B) the Purchase Price of the Preferred. The Purchase Price and the number and character of shares of Preferred Stock purchasable under this Warrant are subject to adjustment from time to time pursuant to the provisions of this Warrant. The number of shares of Preferred Stock purchasable upon exercise of this Warrant is hereinafter referred to from time to time as the "WARRANT STOCK."

     1. CERTAIN DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

        (a) "EQUITY FINANCING" shall have the same meaning as set forth in the Purchase Agreement.

        (b) "PREFERRED STOCK" shall mean (i) the shares of the Company's preferred stock issued and sold in the Equity Financing on or prior to June 30, 1999, or (ii) if the Company does not complete an Equity Financing on or prior to June 30, 1999, the Company's Series B Preferred Stock, as such term is defined in the Purchase Agreement.

        (c) "PURCHASE AGREEMENT" shall mean that certain Convertible Subordinated Promissory Note and Warrant Purchase Agreement, dated December __, 1998, by and among the Company and the Registered Holder.

        (d) "PURCHASE PRICE" shall mean (i) an amount equal to the price per share at which shares of Preferred Stock are issued and sold in the Equity Financing, if such Equity Financing occurs on or prior to June 30, 1999 or
(ii) $0.2222 per share (as appropriately adjusted for stock splits, dividends, combinations and the like) if the Company does not consummate an Equity Financing on or prior to June 30, 1999.

     2. EXERCISE.

        (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

        (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holder's of record of the Warrant Stock represented by such certificates.

        (c) NET ISSUE EXERCISE.

            (i) In the event that this is Warrant is exercised immediately prior to the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which shareholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition (an "ACQUISITION"), or the closing of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act (the "INITIAL PUBLIC OFFERING"), in lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Preferred Stock computed using the following formula:

                           X    Y (A - B)
                                ---------
                                     A

Where     X = The number of shares of Preferred Stock to be issued to the
              Registered Holder.

          Y = The number of shares of Preferred Stock purchasable under this Warrant (at the date of such calculation).

          A = The fair market value of one share of Preferred Stock (at the date of such calculation).

          B = The Purchase Price (as adjusted to the date of such calculation).

            (ii) For purposes of this Section 2(c), the fair market value of the Company's Preferred Stock shall be the price per share which the Company receives for a single share of Preferred Stock in the Acquisition, or, if this Warrant is exercised in connection with the Initial Public Offering, the fair market value of the Company's Preferred Stock shall be equal to the mid-price of the range of prices set forth in the registration statement relating to the Initial Public Offering or, if a subsequent amendment thereto sets forth a different range of prices (other than a "pricing amendment" setting forth a single, final price) then the mid-price of the range of prices set forth in such amendment.

        (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall entitled.

     3. ADJUSTMENTS.

        (a) If, after the closing date of the Equity Financing or the date upon which all of the Notes issued pursuant to the Purchase Agreement are converted, outstanding shares of the Company's Preferred Stock shall be subdivided greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be, proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

        (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph
(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

        (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 3(a) or (b) above.

        (d) In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

     4. TRANSFERS.

        (a) Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transferred or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an registration statement under the Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

        (b) Subject to the provisions of Section 4(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of EXHIBIT B hereto) at the principal office of the Company; PROVIDED, HOWEVER, that this Warrant may not be transferred in WHOLE or in part without the prior written consent of the Company.

        (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

        (d) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

     5. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 15 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Preferred Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Preferred Stock ( a "LIQUIDATING DIVIDEND"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such ,shares of Warrant Stock immediately prior to the date on which a record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Preferred Stock entitled to such dividends or distribution were determined.

     7. TERMINATION. This Warrant (and the right to pure securities upon exercise hereof) shall terminate upon the earliest of. (i) December 31, 2002,
(ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition, or (iii) the closing of the Initial Public Offering.

     8. NOTICES OF CERTAIN TRANSACTIONS. In case:

        (a) the Company shall take a record of the holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

        (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

        (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

        (d) of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     9. RESERVATION OF STOCK. From and after the date of the issuance of this Warrant, the Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     10. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     11. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     12. MAILING OF NOTICES. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being, deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     13. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     14. NO FRACTIONAL SHARES. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Preferred Stock on the date of exercise, as determined in good faith by the Company's Board of Director s.

     15. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived upon written consent of the Company and the Holder of fifty percent (50%) of the shares issuable pursuant to the Warrants issued pursuant to that certain Convertible Subordinated Promissory Note Purchase Agreement dated as of the date hereof, between the Company and certain investors.

     16. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     17. GOVERNING LAW. This Warrant shall be governed, construed and interpreted accordance with the laws of the State of Cal without giving effect to principles of conflicts of law.

                            [SIGNATURE PAGE FOLLOWS]

                                  NETZERO, INC.



                                  By:
                                      --------------------------------
                                      Ronald T. Burr, President and
                                      Chief Executive Officer

                                  Address:



                         SIGNATURE PAGE TO NETZERO, INC.
                             STOCK PURCHASE WARRANT